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PETERSON SULLIVAN P.L.L.C.
601 UNION STREET  SUITE 2300  SEATTLE WA  98101  (206) 382-7777   FAX 382-7700
                                                 CERTIFIED PUBLIC ACCOUNTANTS







                        Independent Auditors' Consent
                        -----------------------------




We hereby consent to the incorporation by reference in the registration statements (No. 333-15831 and 333-15829) on Form S-8 of Ichor Corporation and Subsidiaries of our report dated February 28, 1998, relating to the balance sheets of Ichor Corporation and Subsidiaries as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1997, and the eleven months ending December 31, 1996, which report appears in the Annual Report of Form 10-K for the year ended December 31, 1997, of Ichor Corporation and Subsidiaries.


/s/ Peterson Sullivan  P.L.L.C.
March 25, 1998
Seattle, Washington